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                                                                     EXHIBIT 4.1

                             AMENDMENT NO. 1 TO THE
                             APPLIED MATERIALS, INC.
                        2000 GLOBAL EQUITY INCENTIVE PLAN

        APPLIED MATERIALS, INC. (the "Company"), having adopted the Applied Materials, Inc. 2000 Global Equity Incentive Plan (the "Plan"), hereby amends the Plan as follows:

        1. Section 4.1 is amended by deleting the numeral 53,500,000 from the first sentence thereof and substituting the numeral 73,500,000 therefor.

        2. This Amendment No. 1 is effective as of October 11, 2001.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan on the date indicated below.

                                            APPLIED MATERIALS, INC.


        Dated:  ___________, 2001           By__________________________________
                                              Title: